UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 6, 2005 (December 31, 2004)

CYTOKINETICS, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50633 (Commission File Number)	94-3291317 (IRS Employer Identification No.)

280 East Grand Avenue
South San Francisco, California 94080
(Address of principal executive offices, including zip code)

(650) 624-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2004, Cytokinetics, Incorporated (the “Company”) and Exelixis, Inc. (“Exelixis”) entered into Amendment No. 2 to Collaboration Agreement (the “Termination Amendment”), pursuant to which the Company and Exelixis terminated the Collaboration Agreement, dated as of December 28, 2001, by and among the Company and Exelixis, as amended on March 31, 2003 (the “Collaboration Agreement”), effective as of December 31, 2004.

Item 1.02. Termination of a Material Definitive Agreement.

In accordance with the terms of the Termination Amendment, the Company and Exelixis terminated the Collaboration Agreement effective as of December 31, 2004.

The Company and Exelixis entered into the Collaboration Agreement to form a strategic alliance to design and generate diverse, small molecule compound libraries. Under such collaboration, the Company and Exelixis jointly designed compounds that were synthesized by Exelixis and paid for by the Company. Synthesized compounds resulting from this collaboration are jointly owned and each company has the right to use such compounds in their own internal research programs, as well as in their respective collaborative research efforts.

The Company and Exelixis mutually determined that it was in each company’s best interest to terminate the Collaboration Agreement. Neither the Company nor Exelixis incurred any termination penalties in connection with the termination of the Collaboration Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED
/s/ James H. Sabry
James H. Sabry
President and Chief Executive Officer

Dated: January 6, 2005